Exhibit 5.1

Akerman Senterfitt

One Southeast Third Avenue

Suite 2500

Miami, FL 33131-1714

Tel: 305.374.5600

Fax: 305.374.5095

June 14, 2013

OPKO Health, Inc.

4400 Biscayne Blvd.

Miami, Florida 33137

Ladies and Gentlemen:

We have acted as counsel to OPKO Health, Inc., a Delaware corporation (the “Company”) in connection with the Registration Statement on Form S-3 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Securities Act”), for the registration of the public resale from time to time by the selling securityholders listed in the Registration Statement as may be supplemented (the “Selling Securityholders”) of certain securities issued by the Company: (1) up to $175,000,000 aggregate principal amount of the Company’s 3.00% Convertible Senior Notes Due 2033 (the “Notes”); and (2) up to 24,759,473 shares of the Company’s common stock, par value $0.01 per share, issuable upon conversion of the Notes (the “Conversion Shares”). The Notes and the Conversion Shares are hereinafter referred to collectively as the “Securities.” The Notes were issued pursuant to the Indenture, dated as of January 30, 2013 (the “Indenture”), among the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”).

This opinion letter is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In connection with issuing this opinion letter, we have reviewed originals or copies of the following documents:

(1)	the Registration Statement, including the prospectus contained therein;

(2)	the Indenture;

(3)	the Notes (the Indenture and the Notes are collectively referred to as the “Opinion Documents”);

(4)	the Amended and Restated Certificate of Incorporation of the Company;

(5)	the Bylaws of the Company;

(6)	certain resolutions adopted by the Board of Directors of the Company relating to the Securities; and

(7)	Certificate of Good Standing of the Company.

BOCA RATON    DALLAS    DENVER    FORT LAUDERDALE     JACKSONVILLE    LAS VEGAS    LOS ANGELES

MADISON    MIAMI    NAPLES    NEW YORK    ORLANDO     PALM BEACH    SALT LAKE CITY    TALLAHASSEE

TAMPA     TYSONS CORNER    WASHINGTON, D.C.    WEST PALM BEACH

OPKO Health, Inc.

June 14, 2013

We have also examined the originals or copies certified or otherwise identified to our satisfaction of such other agreements, instruments, corporate records and other documents as we have deemed necessary or appropriate for the purpose of issuing this opinion letter. We have also obtained from officers and other representatives and agents of the Company and from public officials, and have relied upon, such certificates, representations and assurances as we have deemed necessary and appropriate for the purpose of issuing this opinion letter. Further, with your consent, we have relied upon, and assumed the accuracy of, the factual statements contained in the Opinion Documents and the Registration Statement.

In rendering the opinions set forth herein, we have relied, without investigation, on each of the following assumptions: (a) the legal capacity of each natural person to take all actions required of each such person in connection with the Opinion Documents; (b) the genuineness of each signature, the completeness of each document submitted to us, the authenticity of each document reviewed by us as an original, the conformity to the original of each document reviewed by us as a copy and the authenticity of the original of each document received by us as a copy; (c) the legal existence of each party to the Opinion Documents (other than the Company); (d) the entity power of each party to the Opinion Documents (other than the Company) to execute, deliver and perform the Opinion Documents and to do each other act done or to be done by such party; (e) the authorization, execution and delivery by each party (other than the Company) of each document executed and delivered in connection with the Opinion Documents by such party; (f) that each of the Opinion Documents are a legal, valid and binding obligation of each party (other than the Company) enforceable against each such party in accordance with its terms; (g) the execution, delivery and performance by each of the parties to the Opinion Documents does not: (i) except with respect to Applicable Law, violate any law, rule or regulation applicable to it, or (ii) except with respect to any documents or agreements filed as an exhibit to the Registration Statement (or any report incorporated by reference into the Registration Statement), result in any conflict with, or breach any agreement or document binding upon it; (h) except with respect to Applicable Law, no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery or performance by the Company of any Opinion Document to which it is a party or, if any such authorization, approval, consent, action, notice or filing is required, it has been duly obtained, taken, given or made and is in full force and effect and (i) as to matters of fact, the truthfulness of the factual statements made in the Opinion Documents and the Registration Statement and in the certificates of public officials and officers of the Company.

When used in this opinion letter, the term “Applicable Law” means New York and federal laws, rules and regulations that a New York counsel exercising customary professional diligence would reasonably be expected to recognize as being applicable to the Company or the Opinion Documents; provided, however, that Applicable Law does not include any law, rule or regulation that is applicable to the Company or the Opinion Documents solely because such law, rules or regulation is part of a regulatory regime applicable to any party to any Opinion Documents or any of its affiliates due to the specific assets or business of such party or affiliate.

OPKO Health, Inc.

June 14, 2013

Based upon and subject to the foregoing, and subject to the qualifications set forth below, it is our opinion that:

1. The Company is a corporation validly existing and in good standing under the laws of the State of Delaware;

2. The Company had the corporate power to execute and deliver the Opinion Documents to which it is a party and has the corporate power to perform its obligations thereunder;

3. The Company has authorized the execution, delivery and performance of the Opinion Documents to which it is a party by all necessary corporate action;

4. The Indenture has been executed and delivered by the Company;

5. The Indenture is a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms;

6. The Notes have been duly authorized and issued and are legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and entitled to the benefit of the Indenture; and

7. The Conversion Shares issuable upon conversion of the Notes have been duly authorized for issuance and, when and to the extent issued upon the conversion of the Notes pursuant to and in accordance with the applicable terms and conditions thereof, and as described in the Registration Statement, the Conversion Shares will be validly issued, fully paid and non-assessable.

Each of our opinions are subject to the following qualifications: (i) our opinions are subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and transfer, or similar laws affecting the rights of creditors’ generally; (ii) our opinions are subject to the effect of general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing and regardless of whether such enforceability is considered in a proceeding at law or in equity; and (iii) our opinions are limited to Applicable Law (and we do not express any opinion herein concerning any other laws).

We express no opinion as to matters governed by laws of any jurisdiction other than the federal laws of the United States, the laws of the State of New York and the Delaware General Corporate Law. We neither express nor imply any obligation with respect to any other laws or the laws of any other jurisdiction or of the United States. For purposes of this opinion, we assume that the Securities will be issued in compliance with all applicable state securities or blue sky laws.

We assume no obligation to update or supplement this opinion letter if any applicable laws change after the date of this opinion letter or if we become aware after the date of this opinion letter of any facts, whether existing before or arising after the date hereof, that might change the opinions expressed above. This opinion letter is limited to the matters expressly stated herein and no opinions are to be inferred or may be implied beyond the opinions expressly so stated. Without limiting the generality of the foregoing, we neither express nor imply any opinions regarding the contents of the Registration Statement and prospectus, other than as expressly stated herein with respect to the Securities.

This opinion letter is furnished in connection with the filing of the Registration Statement and may not be relied upon for any other purpose without our prior written consent in each instance. Further, no portion of this letter may be quoted, circulated or referred to in any other document for any other purpose without our prior written consent.

OPKO Health, Inc.

June 14, 2013

We hereby consent to the filing of a copy of this opinion letter with the Securities and Exchange Commission in connection with the filing of the Registration Statement referred to above and the reference therein to our firm under the heading “Legal Matters”. In giving this consent, we do not admit hereby that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission issued thereunder.

Very truly yours,

/s/ AKERMAN SENTERFITT